CHECKPOINT SYSTEMS, INC.

DEFERRED COMPENSATION PLAN

As amended and restated April 1, 2005

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TABLE OF CONTENTS
(continued)

ARTICLE 7		ADMINISTRATION	12
	7.01	Plan Committee	12
	7.02	General Powers of Administration	12
	7.03	Costs of Administration	12
	7.04	Indemnification	12

ARTICLE 8		CLAIMS PROCEDURE	14
	8.01	Claims	14
	8.02	Claim Decision	14
	8.03	Request for Review	14
	8.04	Review of Decision	15

ARTICLE 9		MISCELLANEOUS	16
	9.01	Not Contract of Employment	16
	9.02	Non-Assignability of Benefits	16
	9.03	Withholding	16
	9.04	Amendment and Termination	16
	9.05	Compliance with Securities and Other Laws	16
	9.06	No Trust Created	17
	9.07	Unsecured General Creditor Status of Employee	17
	9.08	Payment to Minors and Incompetents	17
	9.09	Severability	17
	9.10	409A Compliance	18
	9.11	Governing Laws	18
	9.12	Binding Effect	18
	9.13	Entire Plan	18

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ARTICLE  1

INTRODUCTION

      1.01      Establishment of Plan

      Checkpoint Systems Inc. (the “Company”) adopted a restated Checkpoint Systems, Inc. Deferred Compensation Plan (the “Plan”) effective as of February 12, 2004 and hereby amends and restates the Plan as stated herein effective as of April 1, 2005.

      1.02      Purpose of Plan

      The purpose of the Plan is to provide certain eligible employees of the Company and its subsidiaries the opportunity to defer elements of their compensation which might not otherwise be deferrable under other Company plans, including the Checkpoint Systems, Inc. 401(k) Employee Savings Plan. In addition, the Plan is designed to reward Participants (as defined in Article 2) who choose a return which tracks the performance of Company stock and therefore align the interests of Participants with the Company’s shareholders.

      1.03      “Top Hat” Pension Benefit Plan

      The Plan is an “employee pension benefit plan” within the meaning of ERISA. However, the Plan is unfunded and maintained for a select group of management or highly compensated employees as those terms are set forth in ERISA and, therefore, it is intended that the Plan will be exempt from Parts 2, 3 and 4 of Title I of ERISA. The Plan is not intended to qualify under Section 401(a) of the Code.

      1.04      Funding

      The Plan is unfunded. All benefits will be paid from the general assets of the Company.

      1.05      Effective Date

      The effective date of the Plan is February 12, 2004.

      1.06      Administration

      The Plan shall be administered by the Plan Committee, as defined in Article 7.

      1.07      Number and Gender

      Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender. The feminine gender, where appearing in the Plan, shall be deemed to include the masculine gender.

      1.08      Headings

      The headings of Articles and Sections herein are included solely for convenience. In the event of any conflict between such headings and the text of the Plan, the text shall control.

ARTICLE  2

DEFINITIONS

      For purposes of the Plan, the following words and phrases shall have the meanings set forth below, unless their context clearly requires a different meaning:

      2.01      Account means each of the hypothetical Company Account and Deferral Account maintained by the Company on behalf of each Participant in this Plan.

      2.02      Annual Cash Incentive Compensation means the amount awarded to a Participant in cash for a Plan Year under an annual incentive plan maintained by the Company.

      2.03      Annual Cash Incentive Deferral means the amount of a Participant’s Annual Cash Incentive Compensation which a Participant elects to have withheld on a pre-tax basis (if allowable under the tax laws applicable to the Participant, otherwise, on an after-tax basis) from his or her Annual Cash Incentive Compensation and credited to his or her Account pursuant to this Plan.

      2.04      Base Salary means the base rate of cash compensation paid by the Company to or for the benefit of a Participant for services rendered or labor performed while a Participant, including base pay a Participant could have received in cash in lieu of:

                  (a)      deferrals pursuant to this Plan, and

                  (b)      any pre-tax contribution made on the Participant’s behalf to any qualified plan maintained by the Company pursuant to a cash or deferred arrangement maintained by the Company (as defined under Section 401(k) of the Code) or under any cafeteria plan (as defined under Section 125 of the Code) or under a qualified transportation fringe benefit (as defined under Section 132(f) of the Code) or such similar plans or benefits as applicable to a Participant not subject to the income tax laws of the United States.

      2.05      Base Salary Deferral means the amount of a Participant’s Base Salary which the Participant elects to have withheld on a pre-tax basis (if allowable under the tax laws applicable to the Participant, otherwise, on an after-tax basis) from his or her Base Salary and credited to his or her Account pursuant to this Plan.

      2.06      Beneficiary means the person or persons designated by the Participant in accordance with the provisions of this Plan.

      2.07      Board means the Board of Directors of Checkpoint Systems, Inc.

      2.08      Code means the Internal Revenue Code of 1986, as amended.

      2.09      Company means Checkpoint Systems, Inc., a Pennsylvania corporation.

      2.10      Company Account means the bookkeeping account maintained for each Participant to record all amounts credited on his or her behalf under Section 4.04.

      2.11      Company Contribution means the amount credited on the Participant’s behalf by the Participant’s Company Account pursuant to the provisions of Section 4.04 of this Plan.

      2.12      Company Stock Investment Option means a tracking investment which allocates a hypothetical gain or loss equal to the actual investment gain or loss on Company stock.

      2.13      Deferral Account means the bookkeeping account maintained for each Participant to record the amount of Base Salary or Annual Cash Incentive Compensation the Participant elects to defer and allocate to such account pursuant to Section 4.01.

      2.14      Deferred Compensation Election means the written election as prescribed by the Plan Committee, regardless of how it may be titled. This election is made by the Participant and constitutes the agreement entered into between the Company and a Participant for participation in the Plan. Each Participant elects the terms of his or her deferral pursuant to the provisions of this Plan and the administrative procedures established by the Plan Committee.

      2.15      Effective Date means February 12, 2004.

      2.16      Eligible Executive means an Employee who is eligible to participate in the Plan as provided in Section 3.01.

      2.17      Employee means any common-law employee of the Company or a subsidiary of the Company.

      2.18      ERISA means the Employee Retirement Income Security Act of 1974, as amended.

      2.19      Investment Options are described in Section 5.05.

      2.20      Key Employee means any officer of the Company who has annual compensation greater than $135,000 (as adjusted for inflation for calendar years after 2005; provided, however, if more than 50 officers of the Company meet this criteria, them limited to the top 50 officers), 5% owners of the Company and 1% owners of the Company having annual compensation greater than $150,000.

      2.21      Participant means each Eligible Executive participating in the Plan pursuant to Article 3 who is credited with an amount under Article 4.

      2.22      Plan means the Checkpoint Systems, Inc. Deferred Compensation Plan, as amended from time to time.

      2.23      Plan Committee means the Compensation and Stock Option Committee of the Board, as discussed in Section 7.01.

      2.24      Plan Year means each calendar year ending on December 31, but (i) excluding calendar year 2004 and (ii) provided that the first Plan Year shall be a period less than a full calendar year commencing March 25, 2005 and ending on December 31, 2005.

ARTICLE  3

ELIGIBILITY AND PARTICIPATION

      3.01      Eligibility

                  (a)      Subject to Section 3.01(b) below, (i) each United States payroll Employee whose salary grade with the Company is equal to or greater than 18 and (ii) each other payroll Employee whose salary grade with the Company is equal to or greater than 20, shall be eligible to participate in this Plan (each an “Eligible Executive”). The Plan Committee may, in its sole discretion, designate any other key strategic employee of the Company as an Eligible Executive.

                  (b)      The Plan Committee shall notify each Employee of his or her status as an Eligible Executive as soon as practicable after the Employee satisfies the above eligibility requirements. Subject to the provisions of Section 3.03 below, an Eligible Executive shall remain eligible to continue participation in the Plan for each Plan Year following his or her initial year of participation in the Plan.

      3.02      Commencement of Participation

      An Eligible Executive shall become a Participant effective as of the date the Plan Committee grants eligibility. As a condition for participation in the Plan, a Participant may also be required by the Plan Committee to provide such other information as the Plan Committee may deem necessary to properly administer the Plan.

      3.03      Cessation of Active Participation

                  (a)      Notwithstanding any provision herein to the contrary, an Eligible Executive who has become a Participant in the Plan shall cease to be a Participant hereunder effective as of any date designated by the Plan Committee. Any such Plan Committee action shall be communicated to such Participant prior to the effective date of such action.

                  (b)      If an Employee’s salary grade falls below the minimum grade for the Employee’s payroll as set forth in Section 3.01(a) above, such Participant will not be allowed to defer additional amounts into the Plan until such time as his or her salary grade meets such minimum requirement. Existing amounts in the Participant’s Account will be maintained according the normal provisions of the Plan.

ARTICLE  4

DEFERRALS AND COMPANY CONTRIBUTIONS

      4.01      Deferral Amounts

                  (a)      Before the first day of each Plan Year (or the remaining portion thereof for an Eligible Executive who first becomes eligible to participate in the Plan other than on the first day of a Plan Year) and pursuant to such procedures as established by the Plan Committee, an Eligible Executive shall file with the Plan Committee a Deferred Compensation Election. The Participant may defer up to 50% of Base Salary and/or up to 100% of Annual Cash Incentive Compensation; provided, however, the Plan Committee may, as it deems appropriate, establish maximum (not to exceed the maximums set above) or minimum limits on the amounts which may be deferred for a Plan Year. An Eligible Executive shall be given written notice of any such limits at least ten (10) business days prior to the date such limits take effect.

                  (b)      Notwithstanding the other provisions of this Plan, for the Plan Year ending December 31, 2005, an Eligible Executive may file a Deferred Compensation Election on any date prior to March 26, 2005 and such election will be applicable to Base Salary and Annual Cash Incentive Compensation paid to the Eligible Executive on and after the date five (5) days after the Deferred Compensation Election is properly filed. In addition, such Deferred Compensation Election of Base Salary and Annual Cash Incentive Compensation paid in 2005 may be terminated or reduced by the Eligible Executive by properly completing and filing a form for such purpose on or before December 2, 2005. The deferrals so eliminated or reduced (without adjustment for any tracking investment gains or losses) shall be paid to the Eligible Executive and shall be taxable income to the Eligible Executive for 2005.

                  (c)      The amounts deferred pursuant to Sections 4.01(a) and (b) above shall be credited to the Participant’s Deferral Account. Amounts in such account shall track the Company Stock Investment Option. Valuations will be done on a schedule established by a plan administrator designated by the Plan Committee.

      4.02      Effective Date of Deferred Compensation Elections

                  (a)      A Participant’s Deferred Compensation Election shall be effective as of the first day of the Plan Year to which it relates. If an Eligible Executive becomes eligible to participate after December 31, he or she may elect to defer Base Salary paid during the current year and to defer Annual Cash Incentive Compensation related to performance during the current year (to be paid in the following year) by filing a Deferred Compensation Election with the plan administrator prior to the close of business on the 30th day following the date he or she becomes eligible to participate in the Plan; provided, however, that Annual Cash Incentive Compensation may be deferred only if the amount earned for that year has not already been determined by appropriate action of the Plan Committee.

                  (b)      If an Eligible Executive enters the Plan other than on the first day of a Plan Year, the Deferred Compensation Election shall be effective as of the first day of the first payroll period no fewer than 5 days after the date the Eligible Executive files said Deferred Compensation Election with the Plan Committee.

                  (c)      All Participants must properly complete and submit the Deferred Compensation Election form. In the event a Participant fails to properly complete and submit a Deferred Compensation Election form, either (i) on or before the date 30 days after the Participant first commences participation in the Plan on a date other than the first day of any Plan Year or (ii) prior to January 1, the Participant shall be deemed to have elected not to make a deferral for such Plan Year (or remaining portion thereof if the Participant enters the Plan other than on the first day of a Plan Year).

      4.03      Modification or Revocation of Election by Participant

                  (a)      Except as stated below, a Participant’s Deferred Compensation Election is irrevocable and may not be modified. However, a Participant may discontinue a Base Salary Deferral and/or an Annual Cash Incentive Compensation deferral, subject to proof of an unforeseeable severe financial emergency or other such limitations and restrictions as the Plan Committee may prescribe in its sole discretion, by filing a revised Deferred Compensation Election which must be approved by the Plan Committee. If approved by the Plan Committee, revocation shall take effect as of the first day of the next payroll period no fewer than five (5) days after the filing or the approval, whichever is later. If a Participant is allowed to discontinue a deferred election during a Plan Year, he or she will not be permitted to elect a new deferral until the next Plan Year.

                  (b)      Under no circumstances may a Participant’s Deferred Compensation Election be made, modified or revoked retroactively.

       4.04      Company Matching Contributions

      The Company will make contributions to the Participant’s Company Account up to and no greater than 25% of the Participant’s deferrals. Amounts allocated to the Company Account shall be automatically assigned to the Company Stock Investment Option.

      4.05      Deferral and Contribution Timing

                  (a)      Base Salary Deferrals will be credited to the Account of each Participant as of the date of the paycheck from which the deferral was withheld. A Participant whose employment terminates during a pay period will cease deferral withholding effective as of the first day of the following payroll period.

                  (b)      Annual Cash Incentive Deferrals will be credited to the Account of each Participant as of the day of which such Annual Cash Incentive Compensation otherwise would have been paid to the Participant in cash, provided that the Participant is an Employee on such date.

                  (c)      Company Contributions pursuant to Section 4.04 above will generally be credited to the Participant’s Company Account no later than the 15th of the month following the date on which the corresponding deferrals were credited to the Participant’s Account.

ARTICLE  5

ACCOUNTS

      5.01      Establishment of Bookkeeping Accounts

      Separate bookkeeping accounts shall be maintained for each Participant. The Accounts shall be credited with the deferrals and contributions made by or on behalf of the Participant pursuant to this Plan and credited (or charged, as the case may be) with the hypothetical investment results determined pursuant to Section 5.05.

      5.02      Subaccounts

      Within each Participant’s bookkeeping account, separate subaccounts shall be maintained to the extent necessary for the administration of the Plan, including, but not limited to, the Deferral Account and the Company Account. All amounts credited to the Deferral Account and the Company Account are automatically assigned to the Company Stock Investment Option.

      5.03      Hypothetical Nature of Accounts

                  (a)      The Accounts established under this Article shall be hypothetical in nature and shall be maintained for bookkeeping purposes only so that hypothetical gains or losses on the deferrals or contributions made to the Plan can be credited (or charged, as the case may be).

                  (b)      Neither the Plan nor any of the Accounts or subaccounts established hereunder shall hold any actual funds or assets. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Company. Any liability of the Company to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by the Plan. Neither the Company, the Board, the Plan Committee, nor any other person shall be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person.

      5.04      Vesting

                  (a)      Deferral Accounts. Participants shall be 100% vested in their Deferral Account at all times.

                  (b)      Company Accounts. Participants shall vest in the Company Contributions credited to their Company Account as follows:

(i)	Participant shall be 33% vested in the current year Company Contribution (as adjusted for hypothetical gains and losses) as of the December 31st of the year the contribution is made by the Company;

(ii)	a Participant shall be 66% vested in the current year Company Contribution (as adjusted for hypothetical gains and losses) as of the December 31st of the second year after the contribution is made by the Company;

(iii)	a Participant shall be 100% vested in the current year Company Contribution (as adjusted for hypothetical gains and losses) as of the December 31st of the third year after the contribution is made by the Company; and

(iv)	notwithstanding (i) (ii) and (iii) above, upon a Participant’s termination of employment with the Company for any reason on or after the Participant attains age 55, such Participant shall be 100% vested in all Company Contributions (as adjusted for hypothetical gains and losses).

      5.05      Investment Options

                  (a)      Investment Options are solely hypothetical in nature and no funds are actually held in the Plan. Investment Options determine the hypothetical gain or loss to be reflected in the Participant Accounts.

                  (b)      As of the Effective Date, the Investment Options shall be only the Company Stock Investment Option. Additional Investment Options may be established by the Plan Committee in its sole discretion and the Plan Committee specifically retains the right to change Investment Options at any time, in its sole discretion.

ARTICLE  6

DISTRIBUTION OF ACCOUNT

6.01	Commencement of Distributions

	(a)	Automatic Lump Sum Distribution upon Termination. Subject to Section 6.01(b) below, when a Participant’s employment with the Company terminates, such Participant’s vested Account shall be distributed effective as of the first January 1, April 1, July 1 or September 1 (or the immediately following business day if such date is not a business day) which is at least two weeks after the effective date of the termination. Such distribution shall be made to the Participant as soon as practical after such date.

(i) At the time of the Participant’s initial Deferred Compensation Election, the Participant may choose, upon termination on or after the date such Participant reaches age 55, distribution of his or her Account in five (5) annual installments, with the first installment paid effective as of the date applicable for distribution per Section 6.01(a) above and the subsequent installments paid effective as of the first through fourth anniversaries of such date. Each installment shall be made as soon as practicable after the applicable date.

	(b)	Periodic Distribution Option.

(ii) Each such installment payment shall equal the quotient of (A) the then-current Account balance, divided by (B) the number of installment payments remaining to be made. In illustration, the first installment will be calculated by dividing the then-current Account balance by five (5); the second installment will be calculated by dividing the then-current Account balance by four (4); the third installment will be calculated by dividing the then-current Account balance by three (3); the fourth installment will be calculated by dividing the then-current Account balance by two (2); and the last installment will equal the full remaining balance of the Account.

(iii) Any Account balance which remains in the Plan after termination of the Participant’s employment due to a Participant’s election for periodic distributions (or due to the six (6)-month delay pursuant to Section 6.01(d) below), shall continue to track the performance of the Company Stock Investment Option.

	(c)	Changes to Distribution Elections. A Participant may not change his or her distribution election.

	(d)	Key Employee. If a Participant is to receive distribution due to termination of employment and such Participant is a Key
Employee, then such distribution may not be made prior to the date which is six (6) months after the date of such Participant’s termination of employment.

      6.02      Form of Payment

      Distribution of a Participant’s Account shall be in the form of, Company Stock.

      6.03      Distributions in the Event of Death

      Notwithstanding the foregoing, in the event of a Participant’s death, the Participant’s Beneficiary shall receive the Participant’s vested Account in a lump-sum within ninety (90) days following the date of death.

      6.04      Designation of Beneficiary

                  (a)      Each Participant shall have the right to designate a beneficiary to receive payment of his or her Account balance in the event of his or her death. A beneficiary designation shall be made by properly completing, executing and filing the beneficiary designation form prescribed by the Plan Committee. Any such designation may be changed at any time by the proper completion, execution and filing of a new designation in accordance with this Section 6.04.

                  (b)      If no such designation is on file with the Plan Committee at the time of the death of the Participant, or such designation is not effective for any reason as determined by the Plan Committee, then the beneficiary to receive such benefit shall be the Participant’s surviving spouse, if any; otherwise, the Plan Committee shall designate a Beneficiary or Beneficiaries from among the following in the order named: (1) Participant’s surviving lineal descendants, per stirpes, in equal parts, (2) the Participant’s surviving parents, in equal parts, (3) the Participant’s estate.

      6.05      Unclaimed Benefits

      If the Plan Committee is unable to locate a Participant or Beneficiary to whom a benefit is payable, such benefit may be forfeited to the Company upon the Plan Committee’s determination. Notwithstanding the foregoing, if within the five (5) years following any such forfeiture the Participant or Beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan and paid by the Company, with interim interest credited in the sole discretion of the Plan Committee.

      6.06      Hardship Withdrawals

                  (a)      A Participant may apply in writing to the Plan Committee for, and the Plan Committee may grant, a hardship withdrawal of all or any part of a Participant’s Account if the Plan Committee, in its sole discretion, determines that the Participant has incurred an unforeseeable severe financial emergency.

                  (b)      The Plan Committee shall determine whether an event qualifies as an unforeseeable severe financial emergency within this Section 6.06, in its sole and absolute discretion; provided, however, that severe financial hardship resulting from: (a) an illness or accident of the Participant, the Participant’s spouse or tax dependent; (b) loss of the Participant’s property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant will normally satisfy the requirement for an unforeseeable severe financial hardship. The request for distribution pursuant to this Section 6.06 shall be made in a time and manner determined by the Plan Committee. The payment made from a Participant’s Account pursuant to the provisions of this Section 6.06 shall not be in excess of the amount necessary to meet such unforeseeable severe financial emergency of the Participant, including amounts necessary to pay any federal, state or local income taxes with respect to the payment.

ARTICLE  7

ADMINISTRATION

      7.01      Plan Committee

      The Plan shall be administered by the Compensation and Stock Option Committee of the Board. The Plan Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Plan Committee may delegate to others certain aspects of the management and operations of the Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals, provided that such delegation is in writing. The Plan Committee shall be a “named fiduciary” as that term is defined in Section 402(a)(2) of ERISA.

      7.02      General Powers of Administration

      The Plan Committee shall have the exclusive responsibility and complete discretionary authority to control the operation, management and administration of the Plan, with all powers necessary to enable it properly to carry out such responsibilities, including, but not limited to, the power to interpret the Plan and any related documents, to establish procedures for making any elections called for under the Plan, to make factual determinations regarding any and all matters arising hereunder, including, but not limited to, the right to determine eligibility for benefits, the right to construe the terms of the Plan, the right to remedy possible ambiguities, inequities, inconsistencies or omissions, and the right to resolve all interpretive, equitable or other questions arising under the Plan. The decisions of the Plan Committee or such other party as is authorized under the terms of any grantor trust on all matters shall be final, binding and conclusive on all persons to the extent permitted by law. The Plan Committee shall have all powers necessary or appropriate to enable it to carry out its administrative duties. Not in limitation, but in application of the foregoing, the Plan Committee shall have the duty and power to interpret the Plan and determine all questions that may raise hereunder as to the status and rights of Employees, Participants, Beneficiaries, and any other person. The Plan Committee may exercise the powers hereby granted in its sole and absolute discretion.

      7.03      Costs of Administration

      The costs of administering the Plan shall be borne by the Company unless and until the Participant receives written notice of the imposition of such administrative costs, with such costs to begin with the next Plan Year, and none may be assessed retroactively for prior Plan Years. Such costs shall be charged against the Participant’s Account and shall be uniform or proportional for all Plan Participants. Such costs shall not exceed the standard rates for similarly designed nonqualified plans under administration by high quality third party administrators at the time such costs are initially imposed and thereafter.

      7.04      Indemnification

                  (a)      Each person who is or shall have been (a) a member of the Board, (b) a member of the Plan Committee or other committee appointed by the Board, or (c) an officer of the Company (or agent who is an employee of the Company) to whom authority was delegated in relation to the administration of this Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

                  (b)      The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, any contract with the Company, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

ARTICLE  8

CLAIMS PROCEDURE

      8.01      Claims

      A person who believes that they are being denied a benefit to which they are entitled to under the Plan (hereinafter referred to as a “Claimant”) may file a written request for such benefit with the Plan Committee, setting forth their claim. The request must be addressed to the Plan Committee at the Company’s then principal place of business.

      8.02      Claim Decision

      Upon receipt of a claim, the Plan Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Plan Committee may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

      If the claim is denied in whole or in part, the Plan Committee shall adopt a written decision using language calculated to be understood by the Claimant, setting forth all of the following:

                  (a)      the specific reason or reasons for such denial.

                  (b)      the specific reference to pertinent provisions of the Plan on which such denial is based.

                  (c)      a description of any additional material or information necessary for the Claimant to perfect their claim and an explanation why such material or such information is necessary.

                  (d)      appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review.

                  (e)      the time limits for requesting a review under this Section.

      8.03      Request for Review

      Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Company review the determination of the Plan Committee. Such request must be addressed to the Secretary of the Company, at its then principal place of business. The Claimant or their duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Company. If the Claimant does not request a review of the Plan Committee’s determination by the Company within such sixty (60) day period, he or she shall be barred and stopped from challenging the Plan Committee’s determination.

      8.04      Review of Decision

      Within sixty (60) days after the Secretary’s receipt of a request for review, the Claimant will review the Plan Committee’s determination. After considering all materials presented by the Claimant, the Secretary will render a written decision, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

ARTICLE  9

MISCELLANEOUS

      9.01      Not Contract of Employment

      The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any person and shall not be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time nor shall the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person’s right to terminate their employment at any time.

      9.02      Non-Assignability of Benefits

      No Participant, Beneficiary or distributee of benefits under the Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be unassignable and nontransferable. Any such attempted assignment or transfer shall be void. No amount payable hereunder shall, prior to actual payment thereof, be subject to seizure by any creditor of any such Participant, Beneficiary or other distributee for the payment of any debt, judgment or other obligation, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy, insolvency or death of such Participant, Beneficiary or other distributee hereunder.

      9.03      Withholding

      All deferrals and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Company under any applicable federal, state or local law.

      9.04      Amendment and Termination

      The Plan Committee may from time to time, in its sole discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made that would impair the rights of a Participant with respect to amounts already allocated to his or her Account. The Plan Committee may terminate the Plan at any time. In the event that the Plan is terminated, the balance in a Participant’s Account shall be paid to such Participant or Beneficiary in Company’s common stock, in full satisfaction of all such Participant’s or Beneficiary’s benefits hereunder. Any such amendment to or termination of the Plan shall be in writing and signed by a member of the Plan Committee.

      9.05      Compliance with Securities and Other Laws

      Notwithstanding any Plan provision to the contrary, the Plan Committee may at any time impose such restrictions on the Plan and participation therein, including limiting the amount of any deferral or the timing thereof, as the Plan Committee may deem advisable from time to time in order to comply or preserve compliance with any applicable laws, including any applicable state and federal securities laws and exemptions from registration available thereunder.

      9.06      No Trust Created

      Nothing contained in this Plan and no action taken pursuant to its provisions by the Company or any person, shall create, nor be construed to create, a trust of any kind or a fiduciary relationship between the Company and the Participant, Beneficiary, or any other person.

      9.07      Unsecured General Creditor Status of Employee

                  (a)      The payments to the Participant, Beneficiary or any other distributee hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company. No person shall have nor acquire any interest in any such assets by virtue of the provisions of this Plan. The Company’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Participant, Beneficiary or other distributee acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company. No such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Company.

                  (b)      In the event that, in its sole discretion, the Company purchases an insurance policy, or policies, insuring the life of the Employee, or any other property, to allow the Company to recover the cost of providing the benefits, in whole, or in part, hereunder, neither the Participant, Beneficiary nor other distributee shall have or acquire any rights whatsoever therein or in the proceeds therefrom. The Company shall be the sole owner and beneficiary of any such policy or policies and, as such, shall possess and, may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for a Participant, Beneficiary or other distributee or be held as collateral security for any obligation of the Company hereunder. An Employee’s participation in the underwriting or other steps necessary to acquire such policy or policies may be required by the Company and, if required, shall not be a suggestion of any beneficial interest in such policy or policies to a Participant.

      9.08      Payment to Minors and Incompetents

      If any Participant, spouse, or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Plan Committee or is adjudicated to be legally incapable of giving a valid receipt and discharge for such benefits, the benefits will be paid to such person or institution as the Plan Committee may designate or to the duly appointed guardian of such person. Such payment shall, to the extent made, be deemed a complete discharge of any such payment under the Plan.

      9.09      Severability

      If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

      9.10      409A Compliance. The Plan is designed to comply with Code Section 409A.

      9.11      Governing Laws

      All provisions of the Plan shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent preempted by federal law.

      9.12      Binding Effect

      This Plan shall be binding on each Participant and his or her heirs and legal representatives and on the Company and its successors and assigns.

      9.13      Entire Plan

      This document and any amendments contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.